                       THIRD AMENDMENT, CONSENT AND WAIVER

                  THIRD AMENDMENT, CONSENT AND WAIVER, dated as of September 27, 2000 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of August 31, 1999 (as amended, supplemented or otherwise modified, the "Credit Agreement"), among CUMULUS MEDIA INC., an Illinois corporation (the "Borrower"), the several banks and other financial institutions or entities parties thereto (the "Lenders"), LEHMAN BROTHERS INC., as advisor, lead arranger and book manager, BARCLAYS CAPITAL, as syndication agent, and LEHMAN COMMERCIAL PAPER INC., as administrative agent (in such capacity, the "Administrative Agent").


                              W I T N E S S E T H:

                  WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make, and have made, extensions of credit to the Borrower;

                  WHEREAS, Cumulus Broadcasting, Inc. ("Cumulus Broadcasting"), Cumulus Licensing Corp. and Cumulus Wireless Services Inc., each a Nevada corporation and a wholly owned subsidiary of the Borrower (collectively, the "Cumulus Subsidiaries"), (a) have entered into an Asset Purchase Agreement, dated as of September 6, 2000 (as the same may have been amended, supplemented or otherwise modified from time to time prior to the date hereof, the "Sale Agreement"), with Clear Channel Broadcasting, Inc. and Clear Channel Broadcasting Licenses, Inc., each a Nevada corporation (collectively, "Clear Channel"), pursuant to which the Cumulus Subsidiaries have agreed to sell to Clear Channel the radio broadcast assets described therein (the "Disposition"), and (b) will enter into an Asset Exchange Agreement on or before October 2, 2000, in substantially the form previously submitted to the Administrative Agent (the "Exchange Agreement"), with the company or companies designated as "Clear Channel" on the signature page thereto (collectively, "Capstar") pursuant to which the Cumulus Subsidiaries will agree (i) to exchange certain radio broadcast assets owned by the Cumulus Subsidiaries described therein for a combination of cash and certain radio broadcast assets owned by Capstar described therein (the "Exchange"), and (ii) in the event that the Federal Communications Commission (the "FCC") has not granted its consent to the consummation of the Exchange prior to October 2, 2000, to sell to Capstar certain radio broadcast assets owned by the Cumulus Subsidiaries described therein (the "Pre-Exchange Disposition") on October 2, 2000, pending receipt of the consent of the FCC and consummation of the Exchange;

                  WHEREAS, Cumulus Broadcasting has entered into an Asset Purchase Agreement, dated as of November 29, 1999 (as the same may have been amended, supplemented or otherwise modified from time to time prior to the date hereof, the "Purchase Agreement"), with Connoisseur Communications Partners, L.P., Continuity Partners, L.P., Connoisseur Communications of Canton, L.P., Connoisseur Communications of Evansville, L.P., Connoisseur Communications of Flint, L.P., Connoisseur Communications of Mercer County, L.P., Connoisseur Communications of Muskegon, L.P. Connoisseur Communications of Quad Cities, L.P., Connoisseur Communications of Rockford, L.P., Connoisseur Communications of

Saginaw, L.P., Connoisseur Communications of Waterloo, L.P., Connoisseur Communications of Youngstown, L.P. and Abry Broadcast Partners III, L.P. (collectively, "Connoisseur") pursuant to which Cumulus Broadcasting has agreed to purchase from Connoisseur the radio broadcast assets described therein (the "Purchase");

                  WHEREAS, the aggregate consideration to be paid by Cumulus Broadcasting to Connoisseur in connection with the Purchase described in the Purchase Agreement is $(-)253,942,318, and the radio broadcast assets to be acquired pursuant to the Purchase Agreement are located in Illinois, Indiana, Iowa, Kentucky, Michigan, Ohio and Pennsylvania;

                  WHEREAS, as a condition precedent to the effectiveness of the Waiver, dated as of July 25, 2000, to the Credit Agreement, the Borrower deposited into escrow with The Chase Manhattan Bank, as escrow agent (the "Escrow Agent"), pursuant to the terms of an Escrow Agreement, dated as of August 25, 2000 between the Escrow Agent and the Administrative Agent, $91,647,000 of cash proceeds from certain asset sales to Clear Channel (the "Escrow Deposit");

                  WHEREAS, the Borrower intends to finance the Purchase from the following sources: (a) up to $90,000,000 of cash proceeds from the issuance of its 12% Series B Cumulative Preferred Stock (the "Series B Preferred Stock") and Warrants to purchase the Borrower's Class B Common Stock, (b) the Escrow Deposit, (c) the proceeds of the Disposition and, to the extent consummated on or before October 2, 2000, the Exchange or the Pre-Exchange Disposition, and (d) cash on hand; and

                  WHEREAS, the Borrower has requested that (a) the Required Lenders and, in the case of amendments to Section 2.11 of the Credit Agreement, the Required Prepayment Lenders agree to amend certain provisions of the Credit Agreement in the manner provided for in this Amendment, (b) the Required Lenders waive the requirements of the definition of "Permitted Acquisition" in Section
1.1 of the Credit Agreement to the extent necessary to permit (i) the acquisition from Connoisseur, as provided for in the Purchase Agreement, of radio broadcast assets having a fair market value of approximately $253,942,000,
(ii) the acquisition from Cape Fear of radio broadcast assets located in North Carolina having a fair market value of approximately $47,000,000, (iii) the acquisition from McDonald Media of radio broadcast assets located in California having a fair market value of approximately $33,600,000, (iv) the acquisition from Capstar of radio broadcast assets in connection with the Exchange and (v) the other acquisitions and exchanges listed on Schedule A attached hereto, (c) the Required Lenders waive the requirements of Section 7.5(f)(ii) of the Credit Agreement to the extent necessary to permit (i) the Disposition provided for in the Sale Agreement, (ii) the Exchange provided for in the Exchange Agreement, and (iii) the Pre-Exchange Disposition provided for in the Exchange Agreement,
(d) the Required Prepayment Lenders consent to the use of the Escrow Deposit to fund a portion of the aggregate consideration for the Purchase, and (e) the Required Prepayment Lenders waive the requirements of Section 2.11(b) of the Credit Agreement to the extent necessary to permit the aggregate Reinvestment Deferred Amount in respect of Asset Sales and Recovery Events less any amounts expended prior to the most recent Reinvestment Prepayment Date to acquire assets useful in the Borrower's business to be in an amount up to, during the period from the date hereof through and including October 2, 2000, $166,406,000, and, upon this Amendment becoming effective, the Required Lenders and the Required Prepayment Lenders, as applicable, have agreed to such amendments, waivers and consent in the manner provided for in this Amendment;

                  NOW, THEREFORE, in consideration of the premises and the agreements hereinafter set forth, the parties hereto hereby agree as follows:

                  SECTION 1. DEFINITIONS. Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  SECTION 2. AMENDMENTS TO CREDIT AGREEMENT.

                  2.1      Amendments to Section 1.1 of the Credit Agreement.
Section 1.1 of the Credit Agreement is hereby amended as follows:

                  (a) by adding thereto the following proviso to the end of the definition of "Consolidated EBITDA":

         ; provided, further, that, notwithstanding anything to the contrary herein, for purposes of calculating the Consolidated Fixed Charge Coverage Ratio, the Consolidated Interest Coverage Ratio, the Consolidated Leverage Ratio and the Consolidated Senior Debt Ratio for any period of four consecutive fiscal quarters ending prior to the consummation of the transactions contemplated by the Clear Channel Agreements, (i) the Consolidated EBITDA attributable to the assets to be acquired by the Borrower or any of its Restricted Subsidiaries from Clear Channel in a transaction expressly permitted by the Third Amendment, Consent and Waiver, dated as of September 27, 2000 (the "Third Amendment"), to this Agreement, including any assets to be acquired by the Borrower or any of its Restricted Subsidiaries in connection with the exchange transaction contemplated by the Asset Exchange Agreement, shall be included in the calculation of the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period on a pro forma basis for such period (assuming the consummation of such Permitted Acquisition and the incurrence or assumption of any Indebtedness in connection therewith occurred on the first day of such period), and (ii) the Consolidated EBITDA attributable to the assets of the Borrower or any of its Restricted Subsidiaries to be Disposed of to Clear Channel in a transaction expressly permitted by the Third Amendment, including any assets to be Disposed of by the Borrower or any of its Restricted Subsidiaries in connection with the exchange transaction contemplated by the Asset Exchange Agreement, shall be excluded from the calculation of the Consolidated EBITDA of the Borrower and its Restricted Subsidiaries for such period (assuming the consummation of such Disposition and the repayment of any Indebtedness in connection therewith occurred on the first day of such period)

                  (b) by deleting therefrom the definition of "Preferred Stock" in its entirety and substituting in lieu thereof the following:

                  "Preferred Stock": the collective reference to (a) the Exchangeable Preferred Stock, (b) the Series B Preferred Stock and (c) any additional non-voting cumulative preferred stock issued by the Borrower after the date hereof so long as any such preferred stock referred to in this clause (c), by its terms, (i) may not be purchased, redeemed, retired or otherwise acquired for value prior to the first anniversary of the Final Maturity Date and (ii) provides for the payment of dividends thereon solely in additional shares of non-voting cumulative preferred stock.

                  (c) by adding thereto the following definitions in appropriate alphabetical order:

                  "Clear Channel": the collective reference to any of Clear Channel Communications, Inc. or any of its Subsidiaries.


                  "Clear Channel Agreements": the collective reference to (a) the Asset Purchase Agreement, dated as of September 6, 2000, and (b) Asset Exchange Agreement, dated as of a date on or before October 2, 2000, in each case, among Cumulus Broadcasting, Inc., Cumulus Licensing Corp., Cumulus Wireless and Clear Channel.

                  "Intercompany Payment": funds received by the Borrower from its Restricted Subsidiaries in the form of (a) repayments of intercompany loans previously made by the Borrower to such Restricted Subsidiaries and (b) to the extent permitted by the Senior Subordinated
         Note Indenture, dividends and distributions.

                   "Series B Preferred Stock": the Borrower's Series B Cumulative Preferred Stock due 2009 originally issued on or prior to October 2, 2000 to one or more of BancAmerica Capital Investors SBIC I, L.P. or its affiliates, State of Wisconsin Investment Board, an entity owned and controlled by members of the Lewis Dickey family, and other purchasers satisfactory to the Administrative Agent, together with dividends thereon in the form of additional shares of such Preferred Stock, as the terms for such Preferred Stock may be amended, supplemented or otherwise modified from time to time in accordance with
         Section 7.9.

                  2.2      Amendments to Section 2.11 of the Credit Agreement.

                  (1) Section 2.11(a) of the Credit Agreement is hereby amended by adding the following proviso to the end thereof.

         ; and provided, further, that, notwithstanding the foregoing, the Borrower shall not be required to apply the Net Cash Proceeds from the issuance of the Series B Preferred Stock toward the prepayment of the Terms Loans and the reduction of the Revolving Credit Commitments

                  (b) Section 2.11(b) of the Credit Agreement is hereby amended by adding the following proviso to the end thereof.

         ; and provided, further, that, notwithstanding the foregoing, (i) the Net Cash Proceeds of Asset Sales by one or more Restricted Subsidiaries to Clear Channel consummated on or after October 2, 2000 pursuant to any of the Clear Channel Agreements shall be deemed Net Cash Proceeds for purposes of this Section 2.11(b) only after deducting therefrom any Intercompany Payment made with such proceeds so long as the Borrower applies 100% of such Intercompany Payment to redeem (or places 100% of such amount in escrow as permitted by Section 7.6(f) pending the redemption of) the Series B Preferred Stock in a transaction expressly permitted by Section 7.6(e), and (ii) on September 30, 2001, any amounts held in escrow as permitted by Section 7.6(f) that have not been applied to redeem the Series B Preferred Stock shall be applied toward the prepayment of the Term Loans and the reduction of the Revolving Credit Commitments as set forth in Section 2.11(d)

                  (c) Section 2.11(c) of the Credit Agreement is hereby amended by deleting the date "December 31, 2000" in the second line thereof and substituting in lieu thereof the date "December 31, 2001".

                  2.3      Amendment to Section 6.1 of the Credit Agreement.
Section 6.1 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of paragraph (a) thereof, (b) deleting the ";" at the end of paragraph (b) thereof and substituting in lieu thereof "; and" and (c) inserting the following paragraph after paragraph (b):

                  (c) as soon as available, but in any event not later than 45 days after the end of each calendar month, the unaudited consolidated balance sheets of the Borrower and its consolidated Subsidiaries as at the end of such month and the related unaudited consolidated statements of income and of cash flows for such month and the portion of the fiscal year through the end of such month, setting forth in each case in comparative form the figures for the corresponding month in, and year to date portion of, the previous year, and the figures for such periods in the budget prepared by the Borrower and furnished to the Administrative Agent pursuant to Section 6.2(c), certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year- end audit adjustments); provided that from and after the first date on which the Consolidated Leverage Ratio is less than 5.50 to 1.00 and the Consolidated Senior Debt Ratio is less than 2.50 to 1.00 (in each case, as at the end of the most recent period of four consecutive fiscal quarters for which financial statements have been delivered to the Lenders pursuant to
         Section 6.1(a) or 6.1(b)), the Borrower and its Subsidiaries shall not be required to comply with the requirements of this paragraph (c);

                  2.4      Amendments to Section 7.1 of the Credit Agreement.

                  (a) Section 7.1(a) of the Credit Agreement is hereby amended by deleting in its entirety the table set forth in said section and substituting in lieu thereof the following:

                                                                    Consolidated
                              Test Period                          Leverage Ratio
                              -----------                          --------------
                  July 1, 2000 to September 30, 2000                7.50 to 1.00

                  October 1, 2000 to December 31, 2000              7.00 to 1.00

                  January 1, 2001 to June 30, 2001                  6.75 to 1.00

                  July 1, 2001 to September 30, 2001                6.25 to 1.00

                  October 1, 2001 to March 31, 2002                 6.00 to 1.00

                  April 1, 2002 to September 30, 2002               5.75 to 1.00

                  October 1, 2002 to December 31, 2002              5.50 to 1.00

                  January 1, 2003 and thereafter                    5.25 to 1.00

                  (b) Section 7.1(b) of the Credit Agreement is hereby amended by deleting in its entirety the table set forth in said section and substituting in lieu thereof the following:

                                                                     Consolidated
                             Test Period                          Senior Debt Ratio
                             -----------                          -----------------
                  July 1, 2000 to September 30, 2001                3.50 to 1.00

                  October 1, 2001 to June 30, 2002                  3.25 to 1.00

                  July 1, 2002 and thereafter                       3.00 to 1.00


                  (c) Section 7.1(c) of the Credit Agreement is hereby amended by deleting in its entirety the table set forth in said section and substituting in lieu thereof the following:

                                                                    Consolidated Interest
                             Test Period                                Coverage Ratio
                             -----------                            ---------------------
                  July 1, 2000 to September 30, 2000                    1.20 to 1.00

                  October 1, 2000 to December 31, 2000                  1.30 to 1.00

                  January 1, 2001 to September 30, 2001                 1.40 to 1.00

                  October 1, 2001 to June 30, 2002                      1.60 to 1.00

                  July 1, 2002 to December 31, 2002                     1.70 to 1.00

                  January 1, 2003 to December 31, 2004                  1.30 to 1.00

                  January 1, 2005 and thereafter                        1.40 to 1.00

                  (d) Section 7.1(d) of the Credit Agreement is hereby amended by deleting in its entirety the table set forth in said section and substituting in lieu thereof the following:

                                                                   Consolidated Fixed Charge
                               Test Period                              Coverage Ratio
                               -----------                         -------------------------
                  July 1, 2000 to September 30, 2000                     1.00 to 1.00

                  October 1, 2000 to December 31, 2000                   1.10 to 1.00

                  January 1, 2001 to September 30, 2001                  1.15 to 1.00

                  October 1, 2001 and thereafter                         1.20 to 1.00


                  2.5      Amendment to Section 7.6 of the Credit Agreement.
Section 7.6 of the Credit Agreement is hereby amended by (a) deleting the word "and" at the end of clause (c) and inserting in lieu thereof "," and (b) inserting the following language at the end of clause (d) thereof.

         , (e) at any time after the delivery, pursuant to Section 6.1(a) of the Credit Agreement, of the Borrower's audited financial statements for the fiscal year ending December 31,

         2000, the Borrower may redeem the Series B Preferred Stock with the proceeds of Intercompany Payments made to it by one or more of its Restricted Subsidiaries with the Net Cash Proceeds from Asset Sales by such Restricted Subsidiaries to Clear Channel consummated on or after October 2, 2000 pursuant to the Clear Channel Agreements, including in connection with the consummation of the exchange transaction contemplated by the Clear Channel Agreement, so long as (i) no Default or Event of Default shall have occurred and be continuing or would result from such redemption and (ii) the Consolidated Leverage Ratio as at the end of the most recently completed fiscal period for which financial statements have been delivered to the Lenders pursuant to
         Section 6.1(a) or 6.1(b) of the Credit Agreement is less than 7.00 to 1.00, (f) pending any redemption permitted by clause (e), the Borrower may deposit such Intercompany Payments in escrow, on terms and conditions satisfactory to the Administrative Agent and with an escrow agent satisfactory to the Administrative Agent, and, upon satisfaction of the requirements of clauses (e)(i) and (e)(ii) of this Section 7.6, may apply such escrowed funds toward the redemption of the Series B Preferred Stock, provided that in the event such escrowed funds are not applied to redeem the Series B Preferred Stock in a redemption expressly permitted by Section 7.6(e) by September 30, 2001, 100% of such escrowed funds shall be applied in accordance with Section 2.11(b) and (g) the Borrower may issue to the holders thereof additional warrants to purchase up to 800,000 shares of the Borrower's Class B Common Stock in the amounts and on the dates set forth in the Statement of Resolutions Fixing Terms relating to the Series B Preferred Stock

                  2.6      Amendment to Section 7.9(c) of the Credit Agreement.
Section 7.9(c) of the Credit Agreement is hereby amended to read in its entirety as set forth below.

         (c) amend, modify, waive or otherwise change, or consent or agree to any amendment, modification, waiver or other change to, any of the terms of the Exchangeable Preferred Stock or the Series B Preferred Stock (in each case, other than any such amendment, modification, waiver or other change that (i) would extend the scheduled redemption date or reduce the amount of any scheduled redemption payment or reduce the rate or extend any date for payment of dividends thereon and (ii) does not involve the payment of a consent fee),

                  2.7      Amendment to Section 10.2 of the Credit Agreement.
Section 10.2 of the Credit Agreement is hereby amended by deleting in its entirety the address for notices to the Borrower and substituting in lieu thereof the following address.

                  The Borrower:           Cumulus Media Inc.
                                          3060 N. Peachtree Road NW, Suite 730
                                          Atlanta, GA  30305
                                          Attention:  Martin Gausvik
                                          Telecopy:  (404) 949-0740
                                          Telephone:  (404) 949-0700

                  2.8 Amendment to Annex A to the Credit Agreement. Annex A to the Credit Agreement is hereby amended to read in its entirety as set forth in Annex A hereto.

                  Section 3. WAIVER. (a) The Required Lenders hereby waive the requirements of the definition of "Permitted Acquisition" in Section 1.1 of the Credit Agreement to the extent necessary to permit (i) the acquisition from Connoisseur, as provided for in the Purchase Agreement, of radio broadcast assets having a fair market value of approximately $253,942,000, (ii) the acquisition from Cape Fear of radio broadcast assets located in North Carolina having a fair market value of approximately $47,000,000, (iii) the acquisition from McDonald Media of radio broadcast assets located in California having a fair market value of approximately $33,600,000, (iv) the acquisition from Capstar of radio broadcast assets in connection with the Exchange and (v) the other acquisitions and exchanges listed on Schedule A attached hereto, (b) the Required Lenders hereby waive the requirements of Section 7.5(f)(ii) of the Credit Agreement to the extent necessary to permit the Disposition provided for in the Sale Agreement, the Exchange provided for in the Exchange Agreement and the Pre-Exchange Disposition provided for in the Exchange Agreement, (c) the Required Prepayment Lenders hereby waive the requirements of Section 2.11(b) of the Credit Agreement to the extent necessary to permit the aggregate Reinvestment Deferred Amount in respect of Asset Sales and Recovery Events less any amounts expended prior to the most recent Reinvestment Prepayment Date to acquire assets useful in the Borrower's business to be in an amount up to, during the period from the date hereof through and including October 2, 2000, $166,406,000, provided that $91,647,000 of such Reinvestment Deferred Amount shall consist of the Escrow Deposit and (d) the Required Prepayment Lenders hereby waive the requirement of
Section 2.11(b) that the Borrower deliver Reinvestment Notices in respect of the Net Cash Proceeds of the Disposition, the Exchange and the Pre-Exchange Disposition, in each case to the extent such proceeds are received on or prior to October 2, 2000 and are applied to finance a portion of the aggregate consideration for the Purchase.

                  SECTION 4. CONSENT TO RELEASE OF ESCROW DEPOSIT. The Required Prepayment Lenders hereby consent to the use of the Escrow Deposit by the Borrower to fund a portion of the aggregate consideration for the Purchase.

                  SECTION 5. CONDITIONS TO EFFECTIVENESS. This Amendment shall become effective on the date (the "Amendment Effective Date") on which (a) the Administrative Agent shall have received (i) an executed counterpart of this Amendment from the Borrower, (ii) executed Lender Consent Letters (or facsimile transmissions thereof) from the Required Lenders and the Required Prepayment Lenders consenting to the execution of this Amendment by the Administrative Agent, (iii) an executed Acknowledgment and Consent in the form annexed hereto from each Subsidiary Guarantor and (iv) all fees required to be paid, and all expenses for which invoices have been presented (including reasonable fees, disbursements and other charges of counsel to the Administrative Agent), (b) the Borrower shall have received cash proceeds from the issuance of its Series B Preferred Stock in an amount at least equal to the lesser of (i) $86,000,000 less the aggregate amount of cash proceeds received by the Borrower and its Restricted Subsidiaries on or prior to October 2, 2000 from the Disposition and the Pre-Exchange Disposition and (ii) 70,000,000 and (c) the Borrower shall have paid to the Administrative Agent, on behalf of each Lender which shall have executed and delivered its Lender Consent Letter to counsel to the Administrative Agent by 5:00 p.m. (New York City time) on Wednesday, September 27, 2000, an amendment fee in an amount equal to 0.50% of the sum of each such Lender's Revolving Credit Commitments and Term Loans then outstanding.

                  SECTION 6. REPRESENTATIONS AND WARRANTIES. The representations and warranties made by the Loan Parties in the Loan Documents are true and correct on and as of the Amendment Effective Date, before and after giving effect to the effectiveness of this Amendment, as if made on and as of the Amendment Effective Date, except to the extent such representations and warranties expressly relate to a specific earlier date, in which case such representations and warranties were true and correct as of such earlier date.

                  SECTION 7. PAYMENT OF EXPENSES. The Borrower agrees to pay or reimburse the Agents for all of their reasonable out-of-pocket costs and expenses incurred in connection with this Amendment and any other documents prepared in connection herewith and the transactions contemplated hereby, including, without limitation, the reasonable fees and disbursements of counsel to the Agents.

                  SECTION 8. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS. On and after the Amendment Effective Date, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or any Agent under any of the Loan Documents. Except as expressly amended or waived herein, all of the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

                  SECTION 9. ACKNOWLEDGMENT AND CONFIRMATIONS. The Borrower hereby acknowledges and confirms that it does not have any grounds and hereby agrees not to challenge (or to allege or to pursue any matter, cause or claim arising under or with respect to) the Credit Agreement or any of the other Loan Documents, any of the terms or conditions thereof or thereunder, or the status of any thereof as legal, valid and binding obligations enforceable in accordance with their respective terms; and it does not possess (and hereby forever waives, remises, releases, discharges and holds harmless the Lenders and the Agents, and their respective affiliates, stockholders, directors, officers, employees, attorneys, agents and representatives and each of their respective heirs, executors, administrators, successors and assigns (collectively, the "Indemnified Parties") from and against, and agrees not to allege or pursue) any action, cause of action, suit, debt, claim, counterclaim, cross-claim, demand, defense, offset, opposition, demand and other right of action whatsoever, whether in law, equity or otherwise (which it, all those claiming by, through or under it, or its successors or assigns, have or may have) against the Indemnified Parties, or any of them, prior to or as of the date of this Amendment and the effective date of this Amendment for, upon, or by reason of, any matter, cause or thing whatsoever, arising out of, or relating to the Credit Agreement or any of the other Loan Documents (including, without limitation, any payment, performance, validity or enforceability of any or all of the terms or conditions thereof or thereunder) or any transaction relating to any of the foregoing, or any or all actions, courses of conduct or other matters in any manner whatsoever relating to or otherwise connected with any of the foregoing.

                  SECTION 10. COUNTERPARTS. This Amendment may be executed by one or more of the parties to this Amendment on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of an executed signature page of this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart hereof. A set of the copies of this Amendment signed by all the parties shall be lodged with the Borrower and the Administrative Agent.

                  SECTION 11. GOVERNING LAW. This Amendment and the rights and obligations of the parties hereto shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.


                                        CUMULUS MEDIA INC.


                                        By: /S/
                                           ------------------------------------
                                           Name:
                                           Title:



                                        LEHMAN COMMERCIAL PAPER INC., as
                                          Administrative Agent


                                        By: /S/
                                           ------------------------------------
                                           Name:
                                           Title:

                           ACKNOWLEDGMENT AND CONSENT

                  Each of the undersigned corporations as guarantors under the Amended and Restated Guarantee and Collateral Agreement, dated as of August 31, 1999, made by the undersigned corporations in favor of the Administrative Agent, for the benefit of the Lenders, hereby (a) consents to the transactions contemplated by this Amendment, (b) acknowledges and agrees that the guarantees (and grants of collateral security therefor) contained in such Guarantee and Collateral Agreement are, and shall remain, in full force and effect after giving effect to this Amendment and all prior modifications to the Credit Agreement and (c) makes each and all of the acknowledgments and confirmations set forth in Section 9 of this Amendment with any reference therein to "the Borrower" being deemed to be a reference to such undersigned and any reference therein to "the Loan Documents" being deemed to be a reference to the Guarantee and Collateral Agreement.


                                          CUMULUS BROADCASTING, INC..


                                          By: /S/
                                             ----------------------------------
                                             Title:



                                          CUMULUS LICENSING CORP.


                                          By: /S/
                                             ----------------------------------
                                             Title:



                                          CARIBBEAN COMMUNICATIONS COMPANY
                                            LIMITED


                                          By: /S/
                                             ----------------------------------
                                             Title:



                                          GEM RADIO FIVE LTD.


                                          By: /S/
                                             ----------------------------------
                                             Title:

                                          CUMULUS WIRELESS SERVICES INC.


                                          By: /S/
                                             ----------------------------------
                                             Title:




                                          BROADCAST SOFTWARE INTERNATIONAL
                                            INC.


                                          By: /S/
                                             ----------------------------------
                                             Title:



                                          THE ADVISORY BOARD OF NEVADA
                                            INC.


                                          By: /S/
                                             ----------------------------------
                                             Title:

                              LENDER CONSENT LETTER

                               CUMULUS MEDIA INC.
                      AMENDED AND RESTATED CREDIT AGREEMENT
                           DATED AS OF AUGUST 31, 1999


To:      Lehman Commercial Paper Inc.,
            as Administrative Agent
         3 World Financial Center
         New York, New York  10285

Ladies and Gentlemen:

                  Reference is made to the Amended and Restated Credit Agreement, dated as of August 31, 1999 (as amended, supplemented or otherwise modified, the "Credit Agreement"), among Cumulus Media Inc., an Illinois corporation (the "Borrower"), the Lenders parties thereto, Lehman Brothers Inc., as Arranger, Barclays Capital, as Syndication Agent, and Lehman Commercial Paper Inc., as Administrative Agent. Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

                  The Borrower has requested that the Required Lenders and the Required Prepayment Lenders amend certain provisions of the Credit Agreement, waive certain requirements of the Credit Agreement and grant certain consents, in each case on the terms described in the Amendment in the form attached hereto as Exhibit A (the "Amendment").

                  Pursuant to Section 10.1(b) of the Credit Agreement, the undersigned Lender hereby consents to the execution by the Administrative Agent of the Amendment.

                                       Very truly yours,



                                       ----------------------------------------
                                       (NAME OF LENDER)



                                       By:
                                          -------------------------------------
                                           Name:
                                           Title:


Dated as of September 27, 2000

                                                                         Annex A

                             PRICING GRID FOR LOANS

                           Applicable         Applicable
                           Margin for           Margin
                           Eurodollar          For Base        Applicable        Applicable      Applicable        Applicable
                            Loans -          Rate Loans -      Margin for        Margin for      Margin for        Margin for
                           Revolving          Revolving        Eurodollar        Base Rate       Eurodollar        Base Rate
                             Credit          Credit Loans        Loans -           Loans -         Loans -          Loans -
                           Loans and             and            Tranche B         Tranche B       Tranche C        Tranche C
    Consolidated           Conversion         Conversion          Term              Term            Term              Term
   Leverage  Ratio         Term Loans         Term Loans         Loans             Loans           Loans             Loans
   ---------------         ----------        ------------      ----------        ----------      -----------       ----------
>7.00 to 1.00               3.250%              2.250%            3.375%           2.375%           3.500%           2.500%
-

>6.50 to 1.00 and           3.000%              2.000%            3.375%           2.375%           3.500%           2.500%
- and <7.00 to
1.00

> 5.50 to 1.00              2.750%              1.750%            3.375%           2.375%           3.500%           2.500%
- and <6.50 to
1.00

>5.00 to 1.00               2.500%              1.500%            3.000%           2.000%           3.125%           2.125%
- and <5.50 to
1.00

>4.00 to 1.00 and           2.250%              1.250%            3.000%           2.000%           3.125%           2.125%
- and <5.00 to
1.00

< 4.00 to 1.00              1.750%              0.750%            2.750%           1.750%           2.875%           1.875%
-


Changes in the Applicable Margin with respect to Loans resulting from changes in the Consolidated Leverage Ratio shall become effective on each date (each, an "Adjustment Date") on which financial statements are delivered to the Lenders pursuant to Section 6.1(a) or 6.1(b) (but in any event not later than the 45th day after the end of each of the first three quarterly periods of each fiscal year or the 90th day after the end of each fiscal year, as the case may be) and shall remain in effect until the next change to be effected pursuant to this paragraph. If any financial statements referred to above are not delivered within the time periods specified above, then, until such financial statements are delivered, the Consolidated Leverage Ratio as at the end of the fiscal period that would have been covered thereby shall for the purposes of this Pricing Grid be deemed to be greater than 7.00 to 1.00. In addition, at all times while an Event of Default shall have occurred and be continuing, the Consolidated Leverage Ratio shall for the purposes of this Pricing Grid be deemed to be greater than 7.00 to 1.00. Each determination of the Consolidated Leverage Ratio pursuant to this Pricing Grid shall be made with respect to the period of four consecutive fiscal quarters of the Borrower ending at the end of the period covered by the relevant financial statements.

                                                                      Schedule A

                                                                                                          PURCHASE
       TRANSACTION                                         MARKET                                           PRICE
       -----------                                         ------                                         --------
Powell Meredith Communications          Abilene, TX  (ASSET SWAP)                                       $     300,000
Mountain Wireless "B"                   Augusta-Waterville, ME                                                      0
Anderson Broadcasting                   Bismarck, ND                                                                0
Solar Broadcasting                      Columbus, GA                                                                0
Signature                               Columbus, GA  (ASSET SWAP)                                                  0
Charisma Communications                 Columbus-Starkville, MS                                                     0
Radio Columbus                          Columbus-Starkville, MS                                                     0
Marathon Media                          Eugene, OR                                                          7,750,000
Vinewood Communications                 Fayetteville, AR                                                    2,000,000
Muirfield Communications                Fayetteville, NC;                                                   6,150,000
Cape Fear Broadcasting                  Fayetteville, NC;                                                  23,500,000
Cape Fear Broadcasting                    Wilmington, NC                                                   23,500,000
Florence City Bdcstg.                   Florence SC                                                           850,000
LKR Communications                      Ft.Smith                                                              160,000
KenCannon Communications                Killeen-Temple, TX                                                  1,250,000
Bell Broadcasting                       Killeen-Temple, TX                                                    425,000
Southern Broadcasting                   Melbourne, FL                                                       9,500,000
Roberds Broadcasting                    Mobile, AL                                                            750,000
McDonald Media Group                    Montgomery, AL                                                     10,000,000
Shawnee Broadcasting                    Topeka, KS                                                          3,000,000
Other Miscellaneous                                                                                           963,000

CONNOISSEUR COMMUNICATIONS              Various Midwest Markets                                           253,942,318

MCDONALD MEDIA                          Oxnard-Ventura, CA; Santa Barbara, CA                              33,600,000

CLEAR CHANNEL                           Cedar Rapids, IA; Melbourne, FL;  Shreveport, LA;                  76,002,000
                                        Harrisburg, PA                                                     78,000,000

GROSS PURCHASE PRICE                                                                                    $ 531,642,318

LESS CCU SWAP IMPACT                    Ann Arbor, Chattanooga, Eau Claire, McAllen, Salisbury;          (167,522,000)

                                        Mankato, New Ulm, Mason City, Rochester                           (45,915,000)
                                        Evansville, IN                                                     (9,390,000)
                                        Columbus, GA                                                      (19,454,000)

                                        Phase 3 A                                                         (78,000,000)
                                        Phase 3B                                                          (55,400,000)
                                                                                                        -------------
NET TOTAL PENDING PURCHASE PRICE                                                                        $ 155,961,318